                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                        STRATTEC SECURITY CORPORATION
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)

                                  Registrant
- -------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.



    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

- --------------------------------------------------------------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 STRATTEC LOGO

                         STRATTEC SECURITY CORPORATION
                            3333 WEST GOOD HOPE ROAD
                           MILWAUKEE, WISCONSIN 53209

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of STRATTEC SECURITY CORPORATION, a Wisconsin corporation (hereinafter called the Corporation), will be held at the Manchester East Hotel, 7065 North Port Washington Road, Milwaukee, Wisconsin 53217, on Tuesday, October 22, 1996, at 2 p.m. local time, for the following purposes:

     1. To elect two Directors to serve for a three-year term.

     2. To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the shareholders of a Wisconsin corporation at their annual meeting.

By order of the Board of Directors

Milwaukee, Wisconsin
September 11, 1996
                                          JOHN G. CAHILL,
                                          Secretary

     SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON AUGUST 26, 1996 ARE ENTITLED TO VOTE AT THE MEETING. YOUR VOTE IS IMPORTANT TO ENSURE THAT A MAJORITY OF THE STOCK IS REPRESENTED. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER FIND THAT YOU MAY BE PRESENT AT THE MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                         STRATTEC SECURITY CORPORATION
                            3333 WEST GOOD HOPE ROAD
                           MILWAUKEE, WISCONSIN 53209

          PROXY STATEMENT FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 22, 1996

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of STRATTEC SECURITY CORPORATION of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders of the Corporation to be held on October 22, 1996 and any adjournments thereof. Only shareholders of record at the close of business on August 26, 1996 will be entitled to notice of and to vote at the meeting. The shares represented by each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, it will be voted in accordance with that specification. If no instructions are specified in a signed proxy returned to the Corporation, the shares represented thereby will be voted in FAVOR of the election of the directors listed in the enclosed proxy. Shareholders may revoke proxies at any time to the extent they have not been exercised. The cost of solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by use of the mails; however, some solicitation may be made by employees of the Corporation, without additional compensation therefor, by telephone, by facsimile, or in person. On the record date, the Corporation had outstanding 5,785,400 shares of $.01 par value common stock entitled to one vote per share.

     A majority of the votes entitled to be cast with respect to each matter submitted to the shareholders, represented either in person or by proxy, shall constitute a quorum with respect to such matter. If a quorum exists, a director will be elected by the affirmative vote of a majority of the votes represented at the meeting. A withheld vote shall count toward the quorum requirement and shall have the effect of a vote against the nominee. The Inspector of Election appointed by the Board of Directors shall count the votes and ballots.

     The Corporation's principal executive offices are located at 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. It is expected that this Proxy Statement and the form of Proxy will be mailed to shareholders on or about September 11, 1996.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Corporation is divided into three classes, with the term of office of each class ending in successive years. Two directors are to be elected at the Annual Meeting to serve for a term of three years expiring in 1999, and three directors will continue to serve for the terms designated in the following schedule. As indicated below, the persons nominated by the Board of Directors are incumbent directors. The Corporation anticipates that the nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason a nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Corporation (except where a proxy withholds authority with respect to the election of directors). Each nonemployee director of the Corporation receives an annual retainer fee of $8,000, a fee of $750 for each Board meeting attended and a fee of $500 for each committee meeting attended.

                                                                                        DIRECTOR
   NAME, AGE, PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND DIRECTORSHIPS       AGE       SINCE
- ----------------------------------------------------------------------------   ---      --------
NOMINEES FOR ELECTION AT THE ANNUAL MEETING (CLASS OF 1999):
MICHAEL J. KOSS.............................................................   42         1995
President and Chief Executive Officer of Koss Corporation (manufacturer and marketer of high fidelity stereophones for the international consumer electronics market) since 1986. Director of Koss Corporation.
JOHN G. CAHILL..............................................................   39         1995
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
of the Corporation since 1994. Vice President, Chief Financial Officer,
Secretary and Treasurer, Johnson Worldwide Associates, Inc. (manufacturer and marketer of recreational and marking systems products) from 1992 to 1994 and Corporate Controller from 1989 to 1992.
INCUMBENT DIRECTOR (CLASS OF 1998):
FRANK J. KREJCI.............................................................   46         1995
President of Wisconsin Furniture LLC, a manufacturer of custom furniture since June, 1996. Vice President of WITECH Corp. (venture capital subsidiary of Wisconsin Energy Corp., a public utility) from 1988 to June, 1996.
INCUMBENT DIRECTORS (CLASS OF 1997):
HAROLD M. STRATTON II.......................................................   48         1994
President and Chief Executive Officer of the Corporation since 1994. Vice
President of Briggs & Stratton Corporation and General Manager of the
Technologies Division of Briggs & Stratton Corporation since 1989.
ROBERT FEITLER..............................................................   65         1995
Chairman of the Executive Committee of the Board of Directors of Weyco
Group, Inc. (manufacturer, purchaser and distributor of men's footwear)
since April 1996. President and Chief Operating Officer of Weyco Group, Inc.
from June 1968 to April 1996. Director of Weyco Group, Inc. and Associated
Banc-Corp.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board's Audit Committee is comprised of Messrs. Krejci, Koss and Feitler (Chairman). The Audit Committee makes recommendations to the Board of Directors regarding the engagement of independent public accountants to audit the books and accounts of the Corporation and reviews with such accountants the audited financial statements and their reports thereon. The Audit Committee also consults with the independent public accountants with respect to the annual audit scope and plan of audit and with respect to the adequacy of the Corporation's internal controls and accounting procedures. The Audit Committee met two times during fiscal 1996 and all committee members were present at each meeting.

     The Board's Compensation Committee is comprised of Messrs. Krejci (Chairman), Koss and Feitler. The Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, reviews the compensation and benefits of senior managers and makes appropriate recommendations to the Board of Directors, administers the Corporation's Economic Value Added Plan for Executive Officers and Senior Managers, administers the STRATTEC SECURITY CORPORATION Stock Incentive Plan and prepares on an annual basis a report on executive compensation. The Compensation Committee met two times during fiscal 1996 and all committee members were present at each meeting.

     The Board of Directors held four meetings in fiscal 1996 and all of the directors attended these meetings.

                               SECURITY OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of common stock of the Corporation by each director, nominee and named executive officer (as defined below), and by all directors and executive officers as a group, as of August 31, 1996.

                                                                              NATURE OF BENEFICIAL OWNERSHIP
                                                                           ------------------------------------
                                               TOTAL NO. OF                SOLE VOTING      SHARED       SOLE
                                                  SHARES                       AND        VOTING AND    VOTING
                                               BENEFICIALLY    PERCENT     INVESTMENT     INVESTMENT     POWER
      DIRECTORS AND EXECUTIVE OFFICERS           OWNED(1)      OF CLASS       POWER         POWER       ONLY(2)
- ---------------------------------------------  ------------    --------    -----------    ----------    -------
Frank J. Krejci..............................          40        *                40         --          --
John G. Cahill...............................      40,811        *             5,800         --            11
Michael J. Koss..............................      --            --           --             --          --
Harold M. Stratton II........................      88,805         1.5         29,704        11,579(3)      22
Robert Feitler...............................       5,000        *             5,000         --          --
Michael R. Elliott...........................      23,030        *               500         --            30
Gerald L. Peebles............................      25,193        *            --             --           193
Andrew G. Lechtenberg........................      22,810        *            --                40        270
All directors and executive officers as a
  group (8 persons)..........................     205,689         3.5         41,044        11,619        526

- -------------------------
 *  Less than 1%.

(1) Includes the rights of the following persons to acquire shares pursuant to the exercise of currently vested stock options: Mr. Stratton -- 47,500 shares; Mr. Cahill -- 35,000 shares; Mr. Peebles -- 25,000 shares; Mr. Elliott -- 22,500 shares; Mr. Lechtenberg -- 22,500 shares; and all directors and executive officers as a group -- 152,500 shares.

(2) All shares are held in the Employee Savings and Investment Plan Trust.

(3) Includes 10,100 shares held in trust as to which Mr. Stratton is co-trustee and beneficiary, and 1,479 shares as to which Mr. Stratton is custodian on behalf of his children.

     The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

     Pioneering Management Corp., 60 State Street, Boston, Massachusetts 02109 filed a Schedule 13G dated January 16, 1996 reporting that as of such date it was the beneficial owner of 501,800 shares of the

Corporation's Common Stock, or 8.7% of the Common Stock outstanding as of August 31, 1996. This number includes 301,800 shares as to which Pioneering Management Corp. has sole voting power, 26,800 shares as to which it has sole investment power and 475,000 shares as to which it has shared investment power.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Corporation's equity securities. The rules promulgated by the Commission under section 16(a) of the Exchange Act require those persons to furnish the Corporation with copies of all reports filed with the Commission pursuant to section 16(a). Based solely upon a review of such forms actually furnished to the Corporation, and written representations of certain of the Corporation's directors and executive officers that no forms were required to be filed, all directors, executive officers and 10% shareholders have filed with the Commission on a timely basis all reports required to be filed under section 16(a) of the Exchange Act.

                               PERFORMANCE GRAPH

     The chart below shows a comparison of the cumulative return since February 27, 1995 had $100 been invested at the close of business on February 27, 1995 in each of the Corporation's common stock, the Nasdaq Composite Index (all issuers), and the Dow Jones Auto Parts and Equipment Index.

                      CUMULATIVE TOTAL RETURN COMPARISON*
                    THE CORPORATION VERSUS PUBLISHED INDICES
   (NASDAQ COMPOSITE INDEX AND THE DOW JONES AUTO PARTS AND EQUIPMENT INDEX)

                                                                   Dow Jones
                                                                  Auto Parts
      Measurement Period         The Corpora-     Nasdaq Com-     and Equip-
    (Fiscal Year Covered)           tion**       posite Index     ment Index
2/27/95                                    100             100             100
6/30/95                                     94             119             110
6/28/96                                    137             152             127

 * Total return assumes reinvestment of dividends.

** The closing price of the common stock of the Corporation on February 27, 1995 was $13.00, the closing price on June 30, 1995 was $12.25 and the closing price on June 28, 1996 was $17.75.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Corporation's Compensation Committee (the "Committee"), which is comprised of three outside directors of the Corporation, is responsible for considering and approving compensation arrangements for senior management of the Corporation, including the Corporation's executive officers and the chief executive officer. The objectives of the Committee in establishing compensation arrangements for senior management are to: (i) attract and retain key executives who are important to the continued success of the Corporation;

and (ii) provide strong financial incentives, at reasonable cost to the shareholders, for senior management to enhance the value of the shareholders' investment.

     The primary components of the Corporation's executive compensation program are (i) base salary, (ii) incentive compensation bonuses and (iii) stock options.

     The Committee believes that:

     - The Corporation's incentive plans provide strong incentives for management to increase shareholder value;

     - The Corporation's pay levels are appropriately targeted to attract and retain key executives; and

     - The Corporation's total compensation program is a cost-effective strategy to increase shareholder value.

BASE SALARIES

     Executive officers' base salaries are reviewed annually by the Committee, based on level of responsibility and individual performance. It is the Corporation's objective that base salary levels, in the aggregate, be at competitive salary levels. To assist the Committee in fixing competitive base salary levels, an independent outside consultant was hired to conduct a survey of a broad group of domestic industrial organizations from all segments of industry. From this survey, the Committee determined a competitive salary level for fiscal 1996 for each executive officer position near the average derived from the survey for positions with similar responsibilities at companies with a similar level of sales, also taking into account additional factors such as the executive officer's performance. Because the survey was based on industry-wide studies, the companies in the survey do not correspond to the companies that make up the Dow Jones Auto Parts and Equipment Index, which is used by the Corporation as the published industry index for comparison in the Performance Graph on page 5.

INCENTIVE BONUSES

     The Corporation maintains an Economic Value Added ("EVA") Plan for Executive Officers and Senior Managers (the "EVA Plan"), the purpose of which is to provide incentive compensation to certain key employees, including all executive officers, in a form which relates the financial reward to an increase in the value of the Corporation to its shareholders. In general, EVA is the net operating profit after taxes, less a capital charge. The capital charge is intended to represent the return expected by the providers of the Corporation's capital. The Corporation believes that EVA improvement is the financial performance measure most closely correlated with increases in shareholder value.

     For fiscal 1996, the amount of bonus which a participant was entitled to earn was derived from a Company Performance Factor and from an Individual Performance Factor. The Company Performance Factor was determined by reference to the financial performance of the Corporation relative to a targeted cash-based return on capital established by the Committee, which is intended to approximate the Corporation's weighted cost of capital. The Individual Performance Factor was determined by reference to the level of attainment of certain quantifiable and non-quantifiable company or individual goals which contribute to increasing the value of the Corporation to its shareholders. Individual Target Incentive Awards under the EVA Plan range from 65% of base compensation for the President and CEO to 35% of base compensation for other officers for fiscal 1996. Mr. Stratton's fiscal 1996 bonus equals 80% of his Target Incentive Award.

     The EVA Plan provides the powerful incentive of an uncapped bonus opportunity, but also uses a "Bonus Bank" to ensure that significant EVA improvements are sustained before significant bonus awards are paid out. The Bonus Bank feature applies to those participants determined by the Committee to be "Executive Officers" under the EVA Plan. All of the named executive officers have been designated Executive Officers for fiscal 1996. Each year, any accrued bonus in excess of 125% of the target bonus award is added to the outstanding Bonus Bank balance. The bonus paid is equal to the accrued bonus for the year, up to a maximum of 125% of the target bonus, plus 33% of the Bonus Bank balance at the end of the year. Thus, significant EVA improvements must be sustained for several years to ensure full payout of the accrued bonus. A Bonus Bank account is considered "at risk" in the sense that in any year in which the accrued bonus is negative, the negative bonus amount is subtracted from the outstanding Bonus Bank balance. In the event the outstanding Bonus Bank balance at the beginning of the year is negative, the bonus paid is limited to the accrued bonus up to a maximum of 75% of the target bonus. The executive is not expected to repay negative balances. On termination of employment due to death, disability or retirement, the available balance in the Bonus Bank will be paid to the terminating executive or his designated beneficiary or estate. Executive Officers who voluntarily leave to accept employment elsewhere or who are terminated for cause will forfeit any positive available balance.

STOCK INCENTIVE PLAN

     In 1994, the Corporation established the STRATTEC SECURITY CORPORATION Stock Incentive Plan ("Incentive Plan"). The Incentive Plan authorizes the Committee to grant to officers and other key employees stock incentive awards in the form of one or any combination of the following: stock options, stock appreciation rights, deferred stock, restricted stock and stock purchase rights. During fiscal 1996, the Committee granted options to purchase Corporation common stock to the executives as shown in the Summary Compensation Table.

     On August 21, 1996, after publication of financial results for fiscal 1996, the Committee granted leveraged stock options (LSOs) to 13 key employees, including all named executive officers shown in the Summary Compensation Table, based on the amount of incentive bonus under the EVA Plan earned for fiscal 1996. The method of calculating the number of options granted to each executive, and the method of determining their exercise price, is set forth in the EVA Plan and Incentive Plan. These leveraged stock options have an exercise price of $19.68 per share and provide a form of option grant that simulates a stock purchase with 10:1 leverage. The number of leveraged options granted to Mr. Stratton for fiscal 1996 was determined in the manner described and was based on his incentive bonus for fiscal 1996.

     The maximum aggregate number of LSOs to be granted each year is 80,000, and the maximum number of LSOs that may be granted cumulatively under the Incentive Plan is 394,459. If the Total Bonus Payout under EVA produces more than 80,000 LSOs in any year, LSOs granted for that year will be reduced pro-rata based on proportionate Total Bonus Payouts under the EVA Plan. The amount of any such reduction shall be carried forward to subsequent years and invested in LSOs to the extent the annual limitation is not exceeded in such years.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation awarded to Mr. Stratton reflects the basic philosophy generally discussed above that compensation be based on Corporation and individual performance.

     The Committee determined Mr. Stratton's base salary for fiscal 1996 based on the compensation survey and annual review described above. With respect to the EVA Plan and the Stock Incentive Plan, Mr. Stratton's awards for fiscal 1996 were determined in the same manner as for all other participants in these plans.

                                          COMPENSATION COMMITTEE:

                                          Frank J. Krejci
                                          Michael J. Koss
                                          Robert Feitler

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

     The table which follows sets forth certain information for fiscal 1995 and fiscal 1996 concerning the compensation paid by the Corporation (and its predecessor) to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                       ------------------
                                                                             AWARDS
                                                                       ------------------
                                               ANNUAL COMPENSATION         SECURITIES
                                     FISCAL   ----------------------       UNDERLYING          ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY($)     BONUS($)   OPTIONS/SARS(#)(2)   COMPENSATION($)
- ------------------------------------ ------   ---------     --------   ------------------   ---------------
Harold M. Stratton II, .............  1996     186,533       97,000           23,660             3,867(3)
President and Chief Executive         1995     163,755(1)   177,756          122,206             4,074(3)
  Officer
John G. Cahill,(4)..................  1996     159,173       75,607           18,440             4,942(5)
Executive Vice President and          1995     116,280(1)    97,094           84,860             3,603(5)
Chief Financial Officer
Gerald L. Peebles, .................  1996     107,400       22,554            5,500             3,139(6)
Vice President -- Operations          1995     103,974(1)    58,588           58,967             3,175(6)
Michael R. Elliott, ................  1996     105,931       32,441            7,910             3,100(7)
Vice President -- Sales and           1995      94,927(1)    52,834           53,086             4,409(7)
  Marketing
Andrew G. Lechtenberg, .............  1996      97,700       29,066            7,090             3,802(8)
Vice President -- Engineering         1995      90,890(1)    50,818           52,778             4,265(8)

- -------------------------
(1) Includes salary paid by Briggs & Stratton Corporation ("Briggs") during the 1995 fiscal year prior to the February 27, 1995 distribution of the common stock of the Corporation by Briggs (the "Distribution") as follows: $107,355 to Mr. Stratton, $64,600 to Mr. Cahill, $69,174 to Mr. Peebles, $62,400 to Mr. Elliott and $59,788 to Mr. Lechtenberg.

(2) For fiscal 1995, includes leveraged stock options granted on August 29, 1995 based on executive performance for fiscal 1995 as follows: Mr. Stratton 27,206 options, Mr. Cahill 14,860 options, Mr. Peebles 8,967 options, Mr. Elliott 8,086 options and Mr. Lechtenberg 7,778 options. For fiscal 1996, all amounts are leveraged stock options granted on August 21, 1996 based on executive performance for fiscal 1996.

(3) For fiscal 1995, represents $3,552 of matching contributions to the Corporation's Savings and Investment Plan (the "Plan"), $1,860 of which was paid by Briggs prior to the Distribution, and $522 of taxable employer paid group term life insurance, $348 of which was paid by Briggs. For fiscal 1996, represents $3,214 in matching contributions to the Plan, and $653 of taxable employer paid group term life insurance.

(4) Mr. Cahill was employed by Briggs commencing on October 3, 1994.

(5) For fiscal 1995, represents $3,488 of matching contributions to the Plan, $1,938 of which was paid by Briggs prior to the Distribution, and $115 of taxable employer paid group term life insurance, $49 of which was paid by Briggs. For fiscal 1996, represents $4,694 in matching contributions to the Plan, and $248 of taxable employer paid group term life insurance.

(6) For fiscal 1995, represents $2,941 of matching contributions to the Plan, $1,965 of which was paid by Briggs prior to the Distribution, and $234 of taxable employer paid group term life insurance, $38 of which was paid by Briggs. For fiscal 1996, represents $2,059 in matching contributions to the Plan, and $1,080 of taxable employer paid group term life insurance.

(7) For fiscal 1995, represents $4,146 of matching contributions to the Plan, $3,234 of which was paid by Briggs prior to the Distribution, and $263 of taxable employer paid group term life insurance, $173 of which was paid by Briggs. For fiscal 1996, represents $2,724 in matching contributions to the Plan, and $376 of taxable employer paid group term life insurance.

(8) For fiscal 1995, represents $3,401 of matching contributions to the Plan, $2,357 of which was paid by Briggs prior to the Distribution, and $864 of taxable employer paid group term life insurance, $576 of which was paid by Briggs. For fiscal 1996, represents $3,440 in matching contributions to the Plan, and $362 of taxable employer paid group term life insurance.

STOCK OPTIONS

     The Stock Incentive Plan approved by shareholders provides for the granting of stock options with respect to common stock of the Corporation.

     The following tables set forth further information relating to stock options.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                   NUMBER OF      % OF TOTAL                                 ANNUAL RATES OF STOCK
                                   SECURITIES    OPTIONS/SARS                                PRICE APPRECIATION FOR
                                   UNDERLYING     GRANTED TO    EXERCISE                       OPTION TERM($)(2)
                                  OPTIONS/SARS   EMPLOYEES IN    PRICE       EXPIRATION      ----------------------
              NAME                GRANTED(#)(1)  FISCAL YEAR     ($/SH)         DATE           5%             10%
- --------------------------------- ------------   ------------   --------   ---------------   -------        -------
Harold M. Stratton II............    27,206          35.6         19.28    August 29, 2000      0           116,170
John G. Cahill...................    14,860          19.5         19.28    August 29, 2000      0            63,452
Gerald L. Peebles................     8,967          11.7         19.28    August 29, 2000      0            38,289
Michael R. Elliott ..............     8,086          10.6         19.28    August 29, 2000      0            34,527
Andrew G. Lechtenberg............     7,778          10.2         19.28    August 29, 2000      0            33,212

- -------------------------
(1) The foregoing options are exercisable beginning on the third anniversary of the date of grant and terminate on the fifth anniversary of the date of grant.

(2) The dollar amounts under these columns are the result of theoretical calculations at 5% and 10% rates set by the Commission, and therefore are not intended to forecast possible future appreciation, if any, in the Corporation's Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES*

                                                           NUMBER OF                      VALUE OF
                                                     SECURITIES UNDERLYING        UNEXERCISED IN-THE-MONEY
                                                   UNEXERCISED OPTIONS/SARS             OPTIONS/SARS
                                                     AT FISCAL YEAR END(#)          AT FISCAL YEAR END($)
                     NAME                         (EXERCISABLE/UNEXERCISABLE)    (EXERCISABLE/UNEXERCISABLE)
- -----------------------------------------------   ---------------------------    ---------------------------
Harold M. Stratton II..........................          47,500/74,706                 285,000/285,000
John G. Cahill.................................          35,000/49,860                 210,000/210,000
Gerald L. Peebles..............................          25,000/33,967                 150,000/150,000
Michael R. Elliott.............................          22,500/30,586                 135,000/135,000
Andrew G. Lechtenberg..........................          22,500/30,278                 135,000/135,000

- -------------------------
* No SARs are outstanding. Options at fiscal year end exclude leveraged stock options granted on August 21, 1996, based on executive performance for fiscal 1996.

 RETIREMENT PLAN AND SUPPLEMENTAL PENSION PLAN

     The Corporation maintains a defined benefit retirement plan (the "Retirement Plan") covering all executive officers and substantially all other employees. Under the Retirement Plan, nonbargaining unit employees receive an annual pension payable on a monthly basis at retirement equal to 1.6% of the employee's average of the highest 5 years of compensation during the last 10 calendar years of service prior to retirement multiplied by the number of years of credited service, with an offset of 50% of Social Security (prorated if years of credited service are less than 30). Compensation under the Retirement Plan includes the compensation as shown in the Summary Compensation Table under the heading "Salary and Bonus," subject to a maximum compensation amount set by law ($150,000 in 1996).

     Executive officers participate in an unfunded program which supplements benefits under the Retirement Plan. Under the Supplemental Executive Retirement Plan (the "Supplemental Pension Plan"), executive officers are provided with additional increments of (a) 0.50% of compensation (as limited under the Retirement Plan) per year of credited service over the benefits payable under the Retirement Plan to nonbargaining unit employees and (b) 2.1% of the compensation exceeding the Retirement Plan dollar compensation limit per year of credited service.

     A trust has been created for deposit of the aggregate present value of the benefits described above for executive officers upon occurrence of a change in control of the Corporation, which trust would not be considered funding the benefits for tax purposes.

     The following table shows total estimated annual benefits payable from the Retirement Plan and the unfunded Supplemental Pension Plan to executive officers upon normal retirement at age 65 at specified compensation and years of service classifications calculated on a single life basis and adjusted for the projected Social Security offset:

                                                                     ANNUAL PENSION PAYABLE FOR LIFE
AVERAGE ANNUAL COMPENSATION                                     AFTER SPECIFIED YEARS OF CREDITED SERVICE
  IN HIGHEST 5 OF LAST 10                                      --------------------------------------------
 CALENDAR YEARS OF SERVICE                                     10 YEARS    20 YEARS    30 YEARS    40 YEARS
- ---------------------------                                    --------    --------    --------    --------
       $100,000.............................................   $ 19,000    $ 38,000    $ 57,000    $ 70,000*
        150,000.............................................     29,500      59,000      88,500     105,000*
        200,000.............................................     40,000      80,000     120,000     140,000*
        250,000.............................................     50,500     101,000     151,500     175,000*
        300,000.............................................     61,000     122,000     183,000     210,000*

- -------------------------
* Figures reduced to reflect the maximum limitation under the plans of 70% of compensation.

     The above table does not reflect limitations imposed by the Internal Revenue Code of 1986, as amended, on pensions paid under federal income tax qualified plans. However, an executive officer covered by the Corporation's unfunded program will receive the full pension to which he would be entitled in the absence of such limitations.

EMPLOYMENT AGREEMENTS

     Each executive officer of the Corporation has signed an employment agreement which extends through December 31, 1996, with a one-year automatic extension upon each anniversary date, unless either party gives 30 days' notice that the agreement will not be further extended. Under the agreement, the officer agrees to perform the duties currently being performed in addition to other duties that may be assigned from time to time. The Corporation agrees to pay the officer a salary of not less than that of the previous year and to provide fringe benefits that are provided to all other salaried employees of the Corporation in comparable positions.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     Each executive officer of the Corporation has signed a change in control employment agreement which guarantees the employee continued employment following a "change in control" on a basis equivalent to the employee's employment immediately prior to such change in terms of position, duties, compensation and benefits, as well as specified payments upon termination following a change in control. The Corporation currently has such agreements with the five named executive officers. Such agreements become effective only upon a defined change in control of the Corporation, or if the employee's employment is terminated upon, or in anticipation of such a change in control, and automatically supersede any existing employment agreement. Under the agreements, if during the employment term (three years from the change in control) the employee is terminated other than for "cause" or if the employee voluntarily terminates his employment for good reason or during a 30-day window period one year after a change in control, the employee is entitled to specified severance benefits, including a lump sum payment of three times the sum of the employee's annual salary and bonus and a "gross-up" payment which will, in general, effectively reimburse the employee for any amounts paid under federal excise taxes.

                                    AUDITORS

     Arthur Andersen LLP served as independent auditors for the purpose of auditing the financial statements of the Corporation for fiscal 1996. A representative of Arthur Andersen LLP will be present at the Annual

Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. The Audit Committee will not choose independent auditors for fiscal 1997 until after the Annual Meeting.

      ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K

     The Corporation is required to file an annual report, called a Form 10-K, with the Commission. A copy of Form 10-K for the fiscal year ended June 30, 1996 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written request should be directed to John G. Cahill, Office of the Corporate Secretary, STRATTEC SECURITY CORPORATION, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209.

                             SHAREHOLDER PROPOSALS

     Proposals which shareholders intend to present at the 1997 Annual Meeting of Shareholders must be received at the Corporation's principal offices in Milwaukee, Wisconsin no later than July 24, 1997, in order to be presented at the meeting (and must otherwise be in accordance with the requirements of the By-Laws of the Corporation), and must be received by May 21, 1997 for inclusion in the proxy material for that meeting.

                                 OTHER MATTERS

     The Directors of the Corporation know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          STRATTEC SECURITY CORPORATION

                                          John G. Cahill, Secretary
Milwaukee, Wisconsin
September 11, 1996

                                     PROXY

                         STRATTEC SECURITY CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Harold M. Stratton II and John G. Cahill, or either one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of STRATTEC SECURITY CORPORATION to be held on October 22, 1996 at 2 p.m., local time, at Manchester East Hotel, 7065 North Port Washington Road, Milwaukee, Wisconsin 53217, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matter and in their discretion upon such other matters as may properly come before the meeting.

1. ELECTION OF DIRECTORS (TERMS EXPIRING AT THE 1999 ANNUAL MEETING)

  FOR all nominees listed below       WITHHOLD AUTHORITY

  (except as marked to the            to vote for all nominees

  contrary below)                     listed below

                      MICHAEL J. KOSS AND JOHN G. CAHILLL

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

                          (CONTINUED ON REVERSE SIDE)

  PROXY NO.                           NO. OF SHARES

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.

DATED: , 1996

(SIGNATURE OF SHAREHOLDER)

(SIGNATURE IF JOINTLY HELD)

in signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.